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                         Exhibit Number 2


                 Press Release dated May 31, 1995


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                                                           Page 10



                                                    PRESS RELEASE
                                            For Immediate Release

                INTERNATIONAL AMERICAN HOMES, INC.
                   ANNOUNCES REVERSE STOCK SPLIT

     ROCKVILLE, MARYLAND -- MAY 31, 1995 -- International American Homes, Inc. (OTC:IAHM) today announced that it has effected a 1-for-10 reverse split of its common stock, $.01 par value.

     Robert J. Suarez, Chairman of the Board and President, announced that the reverse stock split would be effective at 6:00 p.m. Eastern Standard Time on May 31, 1995, and as a result the number of shares of the Company's common stock outstanding would decrease from 27,243,948 to 2,724,395. The reverse stock split was approved by the Company's stockholders at the Annual Meeting of Stockholders which was held on September 13, 1994.

     The Company currently offers homes for sale in residential communities located in Metropolitan Washington, D.C. and in Greater Tampa, Florida. Principal subsidiaries of the Company are Porten Sullivan Corporation and Suarez Housing Corporation.



                              CONTACT
             Michael P. Villa, Chief Financial Officer